195 Church Street
New Haven, CT 06510
www.newalliancebank.com

NewAlliance Bank	PRESS RELEASE

Contact:
Brian S. Arsenault
Executive Vice President
NewAlliance Bank
203 789 2733

NewAlliance Third Quarter Earnings
Up 50% Over Year Ago Quarter

New Haven, Connecticut, October 25, 2005 - NewAlliance Bancshares, Inc. (NYSE:NAL) announced today net income of $12.7 million, or 12 cents per diluted share, for the third quarter ended September 30, 2005 as compared to $8.1 million, or 8 cents per diluted share, for the third quarter of 2004. For the first nine months of 2005, NewAlliance’s net income was $40.9 million, or 38 cents per diluted share, as compared to a $7.5 million loss in the first nine months of last year resulting primarily from a $40 million contribution to the NewAlliance Foundation.

The Company also announced that it will pay a quarterly dividend of 5.5 cents per share on November 14, 2005 to shareholders of record on November 4, 2005. The dividend is the same as the prior quarter and up from 4 cents per share following the third quarter of 2004.

As of October 24, 2005, NewAlliance has repurchased 6.3 million shares of its common stock at an average price of $14.55 per share. The Company is buying back shares under a Board of Directors authorization to repurchase up to 10.7 million shares. The Company began repurchasing shares on August 11, 2005.

“This quarter exemplified our commitment to deploy our capital through sound acquisitions, a regular shareholder dividend and share repurchases while generating earnings at a stronger pace than in our first year as a public company,” said Peyton R. Patterson, NewAlliance Chairman, President and Chief Executive Officer.

The third quarter also saw NewAlliance complete its acquisition of Trust Company of Connecticut, which contributed to higher trust fees during the quarter as the Company’s trust area tripled assets under management.

Also during the quarter, the shareholders at Cornerstone Bancorp, Inc. voted to merge with NewAlliance and NewAlliance received all required regulatory approvals for the acquisition. The transaction will be finalized immediately after year-end.

Just before the end of the third quarter, NewAlliance opened its first branch in Hartford, the state’s capital.

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Interest and dividend income for the quarter ended September 30, 2005 increased by approximately $2 million over the prior quarter but interest expense increased by approximately $2.5 million because of the higher cost of borrowed funds and interest bearing deposits.

NewAlliance had growth in every loan category in the third quarter over the prior quarter but the Company’s net interest margin declined from 3.07% to 3.01% in the same timeframes and spreads declined from 2.62% to 2.52%.

The Company expects to fall short of its goal of increasing nonresidential lending by 10% this year, instead finishing the year closer to an increase of 7%, which would be a 9% growth pace since the first quarter of 2005.

“We were still integrating one of the acquisitions of 2004 in the first quarter of 2005 and that cost us early-year growth momentum,” said Ms. Patterson. “Since then, though, we have been very close to our target rate.”

Non-interest income, primarily fee income, for the quarter ended September 30, 2005 increased approximately $1.1 million over the prior quarter. A $1 million increase in trust fees, largely resulting from the acquisition of Trust Company of Connecticut, was the largest category of gain in non-interest income. Loan and servicing income declined as mortgage prepayments slowed but the Company benefited from the sale of excess property.

Non-interest expense in the third quarter increased by more than $1.7 million over the prior quarter, primarily as the result of expensing for restricted stock grants and salary and benefit and other increases in ongoing expenses resulting from the acquisition of Trust Company of Connecticut.

While demand deposits, primarily checking accounts, and certificates of deposits (CDs) saw gains in the third quarter over the prior quarter, other categories including regular savings, money market and NOW accounts declined, leading to a decline in overall deposits of less than one percent.

Asset quality numbers remained strong at NewAlliance. The ratio of nonperforming loans to total loans at September 30, 2005 was 0.29%, down from 0.34% a year ago and level with the prior quarter-end. Similarly, the ratio of nonperforming assets to total assets was 0.14% at September 30, 2005, down from 0.17% a year ago and level with the prior quarter-end.

At September 30, 2005, NewAlliance Bancshares, the parent company of NewAlliance Bank, had $6.57 billion in assets and NewAlliance Bank operated 65 banking offices. In addition to offering a full range of consumer and commercial banking products and services, NewAlliance Bank also provides trust services and investment and insurance products and services. The Bank’s website is at www.newalliancebank.com. Shareholders are particularly urged to monitor the Investor Relations section of the Company’s website.

A webcast and conference call to discuss third quarter results will be held on Wednesday, October 26, 2005 at 10 a.m. Eastern Daylight Savings Time.

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The call is being webcast by CCBN and can be accessed in the Investor Relations area of the Company’s website at www.newalliancebank.com.  In the USA and Canada the telephone dial-in number for the call is 1-800-561-2718, passcode 48777860. The international dial-in number is 1-617-614-3525. A replay of the webcast and call will be available at approximately noon on October 26 until November 9, 2005. To access the replay, dial 1-888-286-8010, passcode 91268027, or for international access, 1-617-801-6888.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen through CCBN’s individual investor center at www.fulldisclosure.com. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents at www.streetevents.com.

NewAlliance will also have a podcast available from its website 24 hours after the call for those interested in downloading the conference call onto laptops or individual listening devices.

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. A reconciliation of any such non-GAAP measures to the Company’s reported financial statements is attached and can be found under “Press Releases” on the Company’s website. The Company’s management believes these non-GAAP measurements, which generally exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities as well as the establishment of a foundation, are essential to a proper understanding of the operating results of the Company’s core business largely because the merger and acquisition related items and their impact on the Company’s performance are difficult to predict. In the case of the establishment of the foundation, the cost is nonrecurring. These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results may also differ based on the Company’s ability to successfully maintain and integrate customers from announced acquisitions. The Company intends any forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of which such statements were made.

NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	September 30,	June 30,	December 31,
(In thousands)	2005	2005	2004
Assets
Cash and due from banks, noninterest bearing	$120,078	$117,493	$101,099
Short-term investments	90,781	50,998	100,000
Investment securities available for sale	2,413,672	2,544,099	2,282,701
Investment securities held to maturity	65,455	58,358	1,000
Loans held for sale	3,605	3,148	501
Loans:
Residential real estate	1,617,145	1,606,655	1,576,114
Commercial real estate	757,410	743,808	731,241
Commercial business	326,745	322,546	325,835
Consumer	535,407	527,866	511,467
Total loans	3,236,707	3,200,875	3,144,657
Less allowance for loan losses	(35,667)	(36,181)	(36,163)
Total loans, net	3,201,040	3,164,694	3,108,494
Premises and equipment, net	50,829	53,585	53,704
Cash surrender value of bank owned life insurance	56,722	56,120	54,965
Goodwill	424,543	418,481	417,307
Identifiable intangible assets	54,872	50,032	56,003
Other assets	85,208	77,257	88,364
Total assets	$6,566,805	$6,594,265	$6,264,138

Liabilities
Deposits:
Regular savings	$806,809	$882,343	$942,363
Money market	680,648	755,955	806,035
NOW	326,749	342,413	345,539
Demand	457,133	450,911	448,670
Time	1,472,128	1,338,614	1,159,405
Total deposits	3,743,467	3,770,236	3,702,012
Borrowings:
Federal Home Loan Bank advances	1,199,345	1,110,224	860,009
Repurchase agreements	171,372	183,247	194,972
Junior subordinated debentures	7,859	7,909	8,005
Other borrowings	1,745	1,774	1,830
Other liabilities	69,568	88,953	80,938
Total liabilities	5,193,356	5,162,343	4,847,766

Stockholders' equity	1,373,449	1,431,922	1,416,372

Total liabilities and stockholders' equity	$6,566,805	$6,594,265	$6,264,138

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except share data)	2005	2004	2005	2004

Interest and dividend income	$70,523	$60,822	$203,760	$145,895
Interest expense	26,583	18,255	71,119	43,228

Net interest income before provision for loan losses	43,940	42,567	132,641	102,667
Provision for loan losses	400	-	400	300
Net interest income after provision for loan losses	43,540	42,567	132,241	102,367

Non-interest income
Depositor service charges	5,915	5,851	16,690	13,640
Loan and servicing income	307	676	2,215	2,096
Trust fees	1,759	578	3,034	1,808
Investment and insurance fees	1,549	1,915	4,922	4,411
Bank owned life insurance	609	604	1,806	1,236
Rent	824	779	2,410	2,313
Net (loss) gain on limited partnerships	(22)	-	(65)	14
Net securities gains	-	19	12	59
Net gain on sale of loans	76	43	197	156
Other	1,355	169	2,215	306
Total non-interest income	12,372	10,634	33,436	26,039

Non-interest expense
Salaries and employee benefits	19,985	17,763	52,566	43,014
Occupancy	3,061	2,933	9,193	7,643
Furniture and fixtures	1,558	1,756	4,815	4,612
Outside services	4,334	4,741	13,621	10,942
Advertising, public relations, and sponsorships	747	787	3,282	2,034
Contribution to NewAlliance Foundation	-	-	-	40,040
Amortization of identifiable intangible assets	2,437	3,776	8,408	7,818
Conversion and merger related charges	344	5,508	1,234	16,358
Other	3,297	3,661	10,213	8,223
Total non-interest expense	35,763	40,925	103,332	140,684

Income (loss) before income taxes	20,149	12,276	62,345	(12,278)

Income tax provision (benefit)	7,405	4,143	21,397	(4,786)

Net income (loss)	$12,744	$8,133	$40,948	$(7,492)

Basic earnings (loss) per share	$0.12	$0.08	$0.38	n/a
Diluted earnings (loss) per share	0.12	0.08	0.38	n/a

Basic weighted average shares outstanding	106,472,247	106,746,263	106,757,245	n/a
Diluted weighted average shares outstanding	106,804,980	106,746,263	106,871,171	n/a

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	September 30,
	2005	2004
Net interest income	$43,940	$42,567
Net income	12,744	8,133
Shares outstanding (end of period)	113,636,507	114,158,736
Weighted average shares outstanding:
Basic	106,472,247	106,746,263
Diluted	106,804,980	106,746,263
Earnings per share:
Basic	$0.12	$0.08
Diluted	0.12	0.08
Shareholders' equity (end of period)	1,373,449	1,415,309
Book value per share (end of period)	$12.09	$12.40
Tangible book value per share (end of period)	7.87	8.22

RATIOS & OTHER INFORMATION

Net interest margin (net interest income as a
% of average earnings assets)	3.01%	3.05%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	2.52	2.70
Return on average assets	0.78	0.51
Return on average equity	3.58	2.31

At period end:
Tier 1 leverage capital ratio	15.19	16.05
Tangible equity/tangible assets	14.69	16.17
Total risk based capital ratio	27.68	27.79

Nonperforming loans	$9,426	$10,861
Total nonperforming assets	$9,426	$10,886
Nonperforming loans as a % of total loans	0.29%	0.34%
Nonperforming assets as a % of total assets	0.14	0.17

Banking offices	65	65

FINANCIAL INFORMATION & RATIOS EXCLUDING CERTAIN ITEMS
(Non-GAAP Financial Information):

Noninterest income as a percent of
total income (1)	14.92%	130.35%
Merger and conversion costs on a net
of tax basis	$224	$3,580
Per share - basic	0.00	0.03
Per share - diluted	0.00	0.03
Noninterest expense (2)	35,419	35,417
Proforma return on average assets (3)	0.79%	0.74%
Proforma return on average tangible assets (3)	0.86	0.80
Proforma return on average equity (3)	3.65	3.33
Proforma return on average tangible equity (3)	5.50	5.12
Efficiency ratio (1)	63.43	76.86
Proforma efficiency ratio (1) (2)	62.82	66.50

(1) Excludes net securities gains and other real estate owned expenses.
(2) Excludes merger and conversion costs and foundation contribution.
(3) Excludes merger and conversion costs and foundation contribution, net of related tax benefits.

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)
(Dollars in thousands)

	Three Months Ended
	September 30, 2005			September 30, 2004
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$1,611,931	$20,876	5.18%	$1,658,277	$20,851	5.03%
Commercial real estate	749,115	11,534	6.16	737,171	10,995	5.97
Commercial business	324,955	5,323	6.55	337,333	4,757	5.64
Consumer	529,754	7,457	5.63	499,795	5,642	4.52
Total Loans	3,215,755	45,190	5.62	3,232,576	42,245	5.23
Short-term investments	35,698	292	3.27	91,061	363	1.59
Investment securities	2,583,318	25,041	3.88	2,265,829	18,214	3.22
Total interest-earning assets	5,834,771	$70,523	4.83%	5,589,466	$60,822	4.35%
Non-interest-earning assets	706,544			730,382
Total assets	$6,541,315			$6,319,848

Interest-bearing liabilities
Deposits
Money market	$749,643	$3,762	2.01%	$867,619	$3,586	1.65%
NOW	322,200	148	0.18	403,205	193	0.19
Savings	837,179	974	0.47	971,954	1,150	0.47
Time	1,363,825	9,837	2.89	1,105,990	4,905	1.77
Total interest-bearing deposits	3,272,847	14,721	1.80	3,348,768	9,834	1.17
Repurchase agreements	178,855	1,072	2.40	209,920	481	0.92
FHLB advances and other borrowings	1,143,660	10,790	3.77	873,250	7,940	3.64
Total interest-bearing-liabilities	4,595,362	26,583	2.31%	4,431,938	18,255	1.65%
Non-interest-bearing demand deposits	452,082			395,208
Other non-interest-bearing liabilities	71,777			85,756
Total liabilities	5,119,221			4,912,902
Equity	1,422,094			1,406,946
Total liabilities and equity	$6,541,315			$6,319,848
Net interest-earning assets	$1,239,409			$1,157,528
Net interest income		$43,940			$42,567
Interest rate spread			2.52%			2.70%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			3.01%			3.05%
Ratio of total interest-earning assets
to total interest-bearing liabilities			126.97%			126.12%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30, 2005			September 30, 2004
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$1,585,083	$61,587	5.18%	$1,335,546	$50,601	5.05%
Commercial real estate	737,022	33,255	6.02	600,564	26,602	5.91
Commercial business	320,815	14,847	6.17	254,519	10,348	5.42
Consumer	522,383	20,999	5.36	419,345	14,023	4.46
Total Loans	3,165,303	130,688	5.51	2,609,974	101,574	5.19
Short-term investments	50,626	1,030	2.71	89,100	756	1.13
Investment securities	2,535,675	72,042	3.79	1,995,474	43,565	2.91
Total interest-earning assets	5,751,604	$203,760	4.72%	4,694,548	$145,895	4.14%
Non-interest-earning assets	707,563			478,604
Total assets	$6,459,167			$5,173,152

Interest-bearing liabilities
Deposits
Money market	$757,190	$10,246	1.80%	$705,210	$8,210	1.55%
NOW	330,427	451	0.18	489,432	837	0.23
Savings	882,765	3,128	0.47	833,867	3,055	0.49
Time	1,287,685	24,836	2.57	899,836	11,615	1.72
Total interest-bearing deposits	3,258,067	38,661	1.58	2,928,345	23,717	1.08
Repurchase agreements	187,608	2,831	2.01	144,402	962	0.89
FHLB advances and other borrowings	1,072,730	29,627	3.68	686,292	18,549	3.60
Total interest-bearing liabilities	4,518,405	71,119	2.10%	3,759,039	43,228	1.53%
Non-interest-bearing demand deposits	444,295			318,192
Other non-interest-bearing liabilities	77,405			52,144
Total liabilities	5,040,105			4,129,375
Equity	1,419,062			1,043,777
Total liabilities and equity	$6,459,167			$5,173,152
Net interest-earning assets	$1,233,199			$935,509
Net interest income		$132,641			$102,667
Interest rate spread			2.62%			2.61%
Net interest margin (net interest-income
as a percentage of total interest
earning assets)			3.07%			2.92%
Ratio of total interest-earning assets
to total interest-bearing liabilities			127.29%			124.89%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)
(Dollars in thousands)

	September 30, 2005	June 30, 2005
Nonperforming assets:
Residential real estate	$1,547	$1,095
Commercial real estate	4,357	4,134
Commercial business	3,151	3,782
Consumer	371	381
Total nonperforming loans	9,426	9,392

Other nonperforming assets, net	-	-

Total nonperforming assets	$9,426	$9,392

Allowance for loan losses	$35,667	$36,181

	Three Months Ended
	September 30, 2005	June 30, 2005
Net loan charge-offs (recoveries):
Residential real estate	$(12)	$(168)
Commercial real estate	(13)	(7)
Total real estate	(25)	(175)
Commercial business	926	646
Consumer	13	27
Total net charge-offs (recoveries)	$914	$498

	Three Months Ended
	September 30, 2005	June 30, 2005
Ratios:
Allowance for loan losses to total loans	1.10%	1.13%
Allowance for loan losses to nonperforming loans	378.39%	385.23%
Nonperforming loans to total loans	0.29%	0.29%
Nonperforming assets to total assets	0.14%	0.14%
Net charge-offs to average loans (annualized)	0.11%	0.06%

NewAlliance Bancshares, Inc.
Reconciliation Table-Non-GAAP Financial Information (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended	Nine Months Ended
	September 30, 2005	September 30, 2005
Net income, GAAP	$12,744	$40,948
Add back merger and conversion costs,
net of tax	224	802
Proforma net income	$12,968	$41,750

Basic income per share, GAAP	$0.120	$0.384
Effects of merger and conversion costs,
net of tax	0.002	0.008
Proforma basic earnings per share	$0.122	$0.391

Diluted earnings per share, GAAP	$0.120	$0.383
Effects of merger and conversion costs,
net of tax	0.000	0.008
Proforma diluted earnings per share	$0.120	$0.391

Return on average assets, GAAP	0.779%	0.845%
Effects of merger and conversion costs,
net of tax	0.010	0.017
Proforma return on average assets	0.789%	0.862%

Return on average equity, GAAP	3.585%	3.847%
Effects of merger and conversion costs,
net of tax	0.063	0.075
Proforma return on average equity	3.647%	3.923%

Efficiency ratio	63.430%	62.100%
Effects of merger and conversion costs	(0.610)	(0.740)
Proforma efficiency ratio	62.820%	61.360%